Exhibit 5.1

May 13, 2024

Brand Engagement Network Inc.

145 E. Snow King Ave, P.O Box 1045

Jackson, Wyoming 83001

Re:	Brand Engagement Network Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Brand Engagement Network Inc., a Delaware corporation f/k/a DHC Acquisition Corp. (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 filed on the date hereof (as thereafter amended or supplemented, the “Registration Statement”). The Registration Statement relating to (i) 4,608,343 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to awards to be made under the Brand Engagement Network Inc. 2024 Long-Term Incentive Plan (the plan, the “2024 Plan”, and the shares issuable thereunder, the “2024 LTIP Shares ”), (ii) the issuance of up to 2,342,609 shares of its Common Stock (the “2021 Option Shares,” and together with the 2024 LTIP Shares, the “Shares”) that may be issued upon exercise of certain options assumed by the Company in connection with the Business Combination (as defined below) that were originally issued by Brand Engagement Network Inc., a Wyoming corporation (“Legacy BEN”) pursuant to the Brand Engagement Network Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) and (iii) the reoffering and resale of up to 2,680,038 shares comprising of 2024 LTIP Shares and 2021 Options Shares (the “Reoffer Shares”) that may be deemed to be “control securities” under the Securities Act by certain selling stockholders identified in the reoffer prospectus forming a part of the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion expressed herein is limited exclusively to the laws of the state of Delaware, as currently in effect, and we have not considered, and express no opinion on, any other laws.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company and the Bylaws of the Company; (ii) certain resolutions of the board of directors of the Company related to the adoption of the 2024 Plan and the assumption of the 2021 Equity Incentive Plan; (iii) the 2024 Plan; (iv) the 2021 Equity Incentive Plan; (v) the Form of Stock Option under the 2021 Equity Incentive Plan (the “2021 Option Agreement ”); (vi) the Stock Option Grant Notice, dated September 30, 2021, by and between Ruy Carrasco and Legacy BEN, (the “Carrasco Grant Notice”); (vii) the Stock Option Grant Notice, dated October 26, 2023, by and between Bill Williams and Legacy BEN, (the “Williams Grant Notice”); (viii) the Stock Option Grant Notice, dated March 15, 2024, by and between Michael Zacharski and Legacy BEN (the “Zacharski Grant Notice,” collectively with the Carrasco Grant Notice and the Williams Grant Notice, the “Grant Notices”); (ix) the Registration Statement and all exhibits thereto; (x) the specimen Common Stock certificate; (xi) a certificate executed by an officer of the Company, dated as of the date hereof; and (xii) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third-party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

Haynes and Boone, LLP	2801 N. Harwood St. | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com

Brand Engagement Network Inc.

May 13, 2024

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; and (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the 2024 LTIP Shares in accordance with the terms of the 2024 Plan, the 2021 Option Shares in accordance with the terms of the 2021 Option Agreement and the 2021 Plan and the Reoffer Shares in accordance with the terms of the 2024 Plan or the Grant Notices and 2021 Equity Incentive Plan, as applicable, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP